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                                                                    Exhibit 10.1


                                                                 [COMERICA LOGO]
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Comerica Bank-California


April 24, 2002


Frank DiPietro
Sipex Corporation
22 Linnell Circle
Billerica, MA 01821

Dear Frank:

Comerica Bank-California (herein "Bank") hereby gives formal notice to Sipex Corporation (herein "Borrower") that as of March 30, 2002 it is in violation of the Amended and Restated Revolving Credit Loan & Security Agreement between Comerica Bank and Sipex Corporation dated March 22, 2001 (Agreement) as follows:

     7.17(g) "Net Income after taxes of ($1,500,000) for the quarter ended March 30, 2002..."

     7.17(d) "A ratio of Quick Assets to Current Liabilities of not less than 0.75:1.00..."

Subject to the terms and conditions that follow, we have decided to waive our default right with respect to the violation for the period ending on March 30, 2002. Please note that this applies only to the specific instance described above. It is not a waiver of any subsequent violation of the =same provision of the Agreement, nor is it a waiver of any violation of any other provision of the Agreement.

Except as expressly stated in this letter, we reserve all of the rights, powers, and remedies available to us under the Agreement and any other contracts or instruments signed by you. If you have any questions regarding this letter, please contact me.

Sincerely,

/s/ Matthew Wright
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Matthew Wright
Corporate Banking Officer
(925) 941-1913